Exhibit 99.1

TIPTREE REPORTS Q3 2020 RESULTS
•Revenues of $224.0 million for the quarter, up $34.8 million or 18.4% from the prior year period. Year-to-date revenues of $552.9 million, down 2% from the prior year period, driven by unrealized investment mark-to-market losses. Excluding marks, year-to-date revenues up 16.9% versus 2019.

•Operating EBITDA(1) of $31.9 million increased 84.4% from the prior year period. Year-to-date Operating EBITDA of $69.9 million, increased 64.1% from prior year period. Improvements versus prior year driven by growth in insurance premiums and mortgage volumes, and improving margins in both businesses.

•Book value per share of $10.36 as of September 30, 2020, an increase of 4.3% (including dividends paid of $0.04) from prior quarter driven by strong underlying operations and year-to-date repurchases of 1.477 million shares at an average 37% discount to book value.

•Declared a dividend of $0.04 per share to stockholders of record on November 23, 2020 with a payment date of November 30, 2020.

New York, New York - November 4, 2020 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), a holding company that combines specialty insurance operations with investment management, today announced its financial results for the three and nine months ended September 30, 2020.

($ in millions, except per share information)	Three Months Ended September 30,		Nine Months Ended September 30,
GAAP:	2020	2019	2020	2019
Total revenues	$224.0	$189.2	$552.9	$564.2
Net income (loss) attributable to common stockholders	$12.8	$(1.5)	$(43.4)	$14.2
Diluted earnings per share	$0.35	$(0.04)	$(1.27)	$0.39
Cash dividends paid per common share	$0.04	$0.04	$0.12	$0.115

Non-GAAP: (1)
Operating EBITDA	$31.9	$17.3	$69.9	$42.6
Book value per share	$10.36	$11.43	$10.36	$11.43
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(1) For further information relating to the Company’s Operating EBITDA and Book value per share, including a reconciliation to GAAP financials, see “—Non-GAAP Reconciliations” below.

Earnings Conference Call
Tiptree will host a conference call on Thursday, November 5, 2020 at 9:00 a.m. Eastern Time to discuss its Q3 2020 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Thursday, November 5, 2020 at 1:00 p.m. Eastern Time, until midnight Eastern on Thursday, November 12, 2020. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13708726.

Financial Overview

Overall:

•Net income was $12.8 million for the quarter, an increase of $14.3 million over prior year driven by increases in operational performance.
•Operating EBITDA of $31.9 million for the quarter, up $14.6 million, from growth in insurance and mortgage operations.
•Book value per share of $10.36 as of September 30, 2020, when combined with dividends paid, increased 4.3% from the prior quarter, driven by a combination of earnings and share repurchases in the quarter. Book value per share as of September 30, 2020, when combined with dividends paid, represents a decrease of 8.0% from September 30, 2019, primarily driven by unrealized mark-to-market losses on our investment in Invesque.
•Year-to-date, we purchased and retired 1,477,302 shares of our common stock for $9.2 million, at an average 37% discount to book.
•Cash and cash equivalents of $103.5 million as of September 30, 2020, of which $72.4 million resides outside our statutory insurance subsidiaries.
Insurance:
•Gross written premiums and premium equivalents for the quarter were $464.6 million, up 25.0% versus the prior year period, driven by growth in warranty service contracts and specialty programs. Year-to-date premiums and equivalents of $1,175.6 million, up 25.5% from prior year driven by growth in warranty and specialty programs, and premium finance volumes. Excluding the incremental premium equivalents from our acquisition of Smart AutoCare, premiums and equivalents increased 7.4% for the quarter and 9.7% for the year-to-date period.
•Operating EBITDA was $19.1 million for the quarter, up $3.1 million, or 19.4%, from growth in warranty and specialty programs and improved margins. Year-to-date Operating EBITDA of $48.1 million, up 8.0% from increases in premium and equivalents.
•Quarterly combined ratio of 90.4% declined from 92.1% in the prior year period driven by improved underwriting performance and the overall shift in product mix.
•In September 2020, we announced the formation of a new excess and surplus lines subsidiary, Fortegra Specialty Insurance Company, which we expect will broaden our product reach and scope within the U.S.
•In October 2020, we refinanced and increased our premium finance asset-based facility as we continue to expand our vertically integrated product offerings.

Tiptree Capital:
•For the quarter, Operating EBITDA improved year over year by $11.2 million. Year-to-date Operating EBITDA was $36.1 million, up from $15.3 million in the prior year period driven by higher loan origination volume and margins in our mortgage business.
•Low mortgage rates due to the Federal Reserve intervention in mortgage markets, combined with limitations on operating capacity driven by COVID-19, and rising home prices in certain markets has resulted in higher refinance mortgage volumes and margins.

Consolidated Results of Operations
Revenues

For the three months ended September 30, 2020, revenues were $224.0 million, which increased $34.8 million, or 18.4% compared to the prior year period primarily due to a combination of growth in service and administrative fees related to our warranty programs and gains on mortgage loans sold in our mortgage business. For the nine months ended September 30, 2020, revenues were $552.9 million, which decreased $11.3 million, or 2.0% compared to the prior year period, primarily due to net realized and unrealized losses on Invesque and other securities held at fair value. Earned premiums and service and administrative fees were $164.1 million for the three months ended September 30, 2020, up $8.8 million, or 5.7%, and $479.3 million for the nine months ended September 30, 2020, up $35.9 million, or 8.1%, driven by growth in warranty service contracts from our acquisition of Smart AutoCare and light commercial specialty programs. Also contributing to higher revenues in the quarter and the year to date were increases in net realized and unrealized gains on mortgage loans, which were up $21.7 million and $41.6 million, respectively. Offsetting all of these increases were net realized and unrealized losses of $7.7 million and $97.9 million for the three and nine month periods ended September 30, 2020, on Invesque and other equity holdings.

The combination of unearned premiums and deferred revenues on the balance sheet grew by $361.5 million, or 45.8%, from September 30, 2019 to September 30, 2020 as a result of increased written premiums and premium equivalents, primarily in warranty programs, including the acquisition of Smart AutoCare, which contributed $205.9 million of growth in deferred revenues, and in light commercial specialty programs.

The table below provides a break down between net realized and unrealized gains and losses from Invesque and from other securities which impacted our consolidated results on a pre-tax basis. Many of our investments are carried at fair value and marked to market through unrealized gains and losses. As a result, we expect our earnings relating to these investments to be relatively volatile between periods, which was highlighted by the market volatility in the first half of the year caused by uncertainly regarding the impact of COVID-19. Our fixed income securities are primarily marked to market through accumulated other comprehensive income (AOCI) in stockholders’ equity and do not impact net realized and unrealized gains and losses until they are sold.

($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net realized and unrealized gains (losses)(1)	$1.5	$(8.9)	$(18.1)	$1.3
Net realized and unrealized gains (losses) - Invesque	$(9.2)	$—	$(79.8)	$6.2
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(1) Excludes Invesque, Mortgage realized and unrealized gains and losses and NPLs.

Net Income (Loss) Attributable to Common Stockholders

For the three months ended September 30, 2020, net income available to common stockholders was $12.8 million, an increase of $14.3 million. For the nine months ended September 30, 2020, net loss available to common stockholders was $43.4 million, a decrease of $57.6 million. The increase in the quarter and the decrease year to date were primarily driven by the same factors that impacted revenues in the respective periods.

Non-GAAP

Management uses Operating EBITDA and book value per share as measurements of operating performance which are non-GAAP measures. Management believes the use of Operating EBITDA provides supplemental information useful to investors as it is frequently used by the financial community to analyze financial performance, and to analyze a company’s ability to service its debt and to facilitate comparison among companies. Management uses Operating EBITDA as part of its capital allocation process and to assess comparative returns on invested capital amongst our businesses and investments. Operating EBITDA is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis.
Operating EBITDA for the three months ended September 30, 2020 was $31.9 million, an increase of $14.6 million, or 84.4% from the prior year period, and $69.9 million for the nine months ended September 30, 2020, an increase of $27.3 million, or 64.1%. For the three and nine months ended September 30, 2020, the key drivers of the increases were growth in warranty and specialty programs in our insurance business, and increases in volumes and margins in our mortgage business in Tiptree Capital.

Total stockholders’ equity was $361.7 million as of September 30, 2020 compared to $407.4 million as of September 30, 2019. Over the past twelve months, Tiptree returned $14.6 million to shareholders through share repurchases and dividends paid. Book value per share for the period ended September 30, 2020 was $10.36, a decrease from book value per share of $11.43 as of September 30, 2019, but up $0.39 per share versus the second quarter. The key drivers of the reduction from the year earlier period were losses per share and dividends paid of $0.16 per share. The decrease was partially offset by the purchase of 1.477 million shares at an average 37% discount to book value. The key driver of the improvement versus the prior quarter was positive net income, as our business operations showed positive momentum relative to the impact from COVID-19 in the first half of 2020.

Results by Segment

We classify our business into one reportable segment, Tiptree Insurance, with the remainder of our non-insurance operations aggregated into Tiptree Capital. Corporate activities include holding company interest expense, corporate employee compensation and benefits, and other expenses, including, but not limited to, public company expenses. The following table presents the components of total pre-tax income.

Pre-tax Income

($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Tiptree Insurance	$13.4	$8.3	$0.4	$28.4
Tiptree Capital	9.5	(1.4)	(38.6)	16.2
Corporate	(9.0)	(8.6)	(25.2)	(25.4)
Pre-tax income (loss)	$13.9	$(1.7)	$(63.4)	$19.2

Operating EBITDA - Non-GAAP (1)
The following tables present the components of Operating EBITDA.

($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Tiptree Insurance	$19.1	$16.0	$48.1	$44.5
Tiptree Capital	18.2	7.0	36.1	15.3
Corporate	(5.4)	(5.7)	(14.3)	(17.2)
Operating EBITDA (1)	$31.9	$17.3	$69.9	$42.6
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(1)     For further information relating to the Company’s Operating EBITDA, including a reconciliation to pre-tax income, see “—Non-GAAP Reconciliations.”

About Tiptree
Tiptree Inc. (NASDAQ: TIPT) is a holding company that allocates capital across a broad spectrum of businesses, assets and other investments. Our principal operating business, Fortegra Financial, along with its subsidiaries, is a leading provider of specialty insurance, warranty products and related administration services. We also allocate capital to a diverse group of select investments that we refer to as Tiptree Capital. For more information, please visit www.tiptreeinc.com.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheet
($ in thousands, except share data)

	As of
	September 30, 2020	December 31, 2019
Assets:
Investments:
Available for sale securities, at fair value, net of allowance for credit losses	$369,914	$335,192
Loans, at fair value	115,472	108,894
Equity securities	111,659	155,378
Other investments	214,192	137,472
Total investments	811,237	736,936
Cash and cash equivalents	103,502	133,117
Restricted cash	78,095	11,473
Notes and accounts receivable, net	361,747	286,968
Reinsurance receivables	646,571	539,833
Deferred acquisition costs	204,396	166,493
Goodwill	163,366	99,147
Intangible assets, net	134,199	47,974
Other assets	151,175	68,510
Assets held for sale	140,578	107,835
Total assets	$2,794,866	$2,198,286

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$397,764	$374,454
Unearned premiums	792,533	754,993
Policy liabilities and unpaid claims	211,198	144,384
Deferred revenue	358,734	94,601
Reinsurance payable	189,500	143,869
Other liabilities and accrued expenses	351,234	172,140
Liabilities held for sale	132,212	102,430
Total liabilities	$2,433,175	$1,786,871

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 33,563,019 and 34,562,553 shares issued and outstanding, respectively	34	35
Additional paid-in capital	319,522	326,140
Accumulated other comprehensive income (loss), net of tax	5,662	1,698
Retained earnings	22,520	70,189
Total Tiptree Inc. stockholders’ equity	347,738	398,062
Non-controlling interests	13,953	13,353
Total stockholders’ equity	361,691	411,415
Total liabilities and stockholders’ equity	$2,794,866	$2,198,286

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Earned premiums, net	$116,418	$129,163	$344,994	$364,712
Service and administrative fees	47,701	26,058	134,290	78,681
Ceding commissions	5,157	1,598	16,217	7,150
Net investment income	3,023	2,984	8,803	10,713
Net realized and unrealized gains (losses)	38,959	15,302	6,628	58,746
Other revenue	12,783	14,080	41,974	44,158
Total revenues	224,041	189,185	552,906	564,160
Expenses:
Policy and contract benefits	57,738	43,993	167,761	124,256
Commission expense	68,868	77,430	207,172	225,070
Employee compensation and benefits	45,715	34,176	124,894	94,298
Interest expense	8,321	6,731	23,518	20,183
Depreciation and amortization	4,010	3,523	12,244	9,908
Other expenses	25,492	24,930	80,737	71,183
Total expenses	210,144	190,783	616,326	544,898
Income (loss) before taxes	13,897	(1,598)	(63,420)	19,262
Less: provision (benefit) for income taxes	(844)	(649)	(22,030)	3,706
Net income (loss) before non-controlling interests	14,741	(949)	(41,390)	15,556
Less: net income (loss) attributable to non-controlling interests	1,978	508	2,038	1,342
Net income (loss) attributable to common stockholders	$12,763	$(1,457)	$(43,428)	$14,214

Net income (loss) per common share:
Basic earnings per share	$0.37	$(0.04)	$(1.27)	$0.40
Diluted earnings per share	$0.35	$(0.04)	$(1.27)	$0.39

Weighted average number of common shares:
Basic	33,684,301	34,552,171	34,076,837	34,583,709
Diluted	33,684,301	34,552,171	34,076,837	34,583,709

Dividends declared per common share	$0.04	$0.04	$0.12	$0.12

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Operating EBITDA

The Company defines Operating EBITDA as GAAP net income of the Company adjusted to add (i) corporate interest expense, consolidated income taxes and consolidated depreciation and amortization expense, (ii) adjust for the effect of purchase accounting, (iii) adjust for non-cash fair value adjustments, (iv) any significant non-recurring expenses, (v) stock based compensation expense, (vi) less realized and unrealized gains and losses, and (vii) less third party non-controlling interests. Operating EBITDA is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income.

($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) attributable to common stockholders	$12.8	$(1.5)	$(43.4)	$14.2
Add: net (loss) income attributable to non-controlling interests	1.9	0.5	2.0	1.3
Income (loss)	$14.7	$(1.0)	$(41.4)	$15.5
Corporate debt related interest expense(1)	6.1	5.0	17.3	14.9
Consolidated income tax expense (benefit)	(0.8)	(0.7)	(22.0)	3.7
Depreciation and amortization expense(2)	3.9	3.4	12.0	9.5
Non-cash fair value adjustments	(2.5)	(0.3)	(3.1)	(0.5)
Non-recurring expenses(3)	0.2	0.5	2.9	2.5
Stock based compensation expense	2.6	1.5	6.2	4.5
Realized and unrealized (gain) loss(4)	7.7	8.9	97.9	(7.5)
Third party non-controlling interests(5)	—	—	0.1	—
Operating EBITDA	$31.9	$17.3	$69.9	$42.6
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(1)
Corporate debt interest expense includes interest expense from secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in Tiptree Insurance and Tiptree Capital is not added-back for Operating EBITDA.

(2)
Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at our insurance companies. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our insurance companies increased EBITDA above what the historical basis of accounting would have generated.

(3)	Acquisition, start-up and disposition costs, including debt extinguishment, legal, taxes, banker fees and other costs.
(4)	Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs, as those are recurring in nature and align with those business models.
(5)	Removes the Operating EBITDA associated with third party non-controlling interests. Does not remove the non-controlling interests related to employee-based shares.

Non-GAAP Financial Measures — Operating EBITDA

The tables below present Operating EBITDA by business component.

	Three Months Ended September 30, 2020
($ in millions)	Specialty Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing operations	$13.4	$9.5	$(9.0)	$13.9
Adjustments:
Corporate debt related interest expense(1)	3.4	—	2.7	6.1
Depreciation and amortization expenses(2)	2.2	1.5	0.2	3.9
Non-cash fair value adjustments	—	(2.5)	—	(2.5)
Non-recurring expenses(3)	(0.1)	0.3	—	0.2
Stock-based compensation expense	0.6	1.3	0.7	2.6
Realized and unrealized (gain) loss(4)	(0.4)	8.1	—	7.7
Third party non-controlling interests(5)	—	—	—	—
Operating EBITDA	$19.1	$18.2	$(5.4)	$31.9

	Nine Months Ended September 30, 2020
($ in millions)	Tiptree Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing operations	$0.4	$(38.6)	$(25.2)	$(63.4)
Adjustments:
Corporate debt related interest expense(1)	9.9	—	7.4	17.3
Depreciation and amortization expenses(2)	7.0	4.4	0.6	12.0
Non-cash fair value adjustments	—	(3.1)	—	(3.1)
Non-recurring expenses(3)	2.2	0.3	0.4	2.9
Stock-based compensation expense	1.4	2.3	2.5	6.2
Realized and unrealized (gain) loss(4)	27.2	70.7	—	97.9
Third party non-controlling interests(5)	—	0.1	—	0.1
Operating EBITDA	$48.1	$36.1	$(14.3)	$69.9

	Three Months Ended September 30, 2019
($ in millions)	Specialty Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing operations	$8.3	$(1.4)	$(8.6)	$(1.7)
Adjustments:
Corporate debt related interest expense(1)	3.4	—	1.6	5.0
Depreciation and amortization expenses(2)	2.2	0.9	0.3	3.4
Non-cash fair value adjustments	—	(0.3)	—	(0.3)
Non-recurring expenses(3)	0.3	—	0.2	0.5
Stock-based compensation expense	0.7	—	0.8	1.5
Realized and unrealized (gain) loss(4)	1.1	7.8	—	8.9
Third party non-controlling interests(5)	—	—	—	—
Operating EBITDA	$16.0	$7.0	$(5.7)	$17.3

	Nine Months Ended September 30, 2019
($ in millions)	Tiptree Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing operations	$28.4	$16.2	$(25.4)	$19.2
Adjustments:
Corporate debt related interest expense(1)	10.1	—	4.8	14.9
Depreciation and amortization expenses(2)	6.5	2.5	0.5	9.5
Non-cash fair value adjustments	—	(0.5)	—	(0.5)
Non-recurring expenses(3)	1.7	0.2	0.6	2.5
Stock-based compensation expense	2.0	0.2	2.3	4.5
Realized and unrealized (gain) loss(4)	(4.2)	(3.3)	—	(7.5)
Third party non-controlling interests(5)	—	—	—	—
Operating EBITDA	$44.5	$15.3	$(17.2)	$42.6
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The footnotes below correspond to the tables above, under “Non-GAAP Financial Measures — Operating EBITDA”

(1)
Corporate debt interest expense includes interest expense from secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in Tiptree Insurance and Tiptree Capital is not added-back for Operating EBITDA.

(2)
Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at our insurance companies. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our insurance companies increased EBITDA above what the historical basis of accounting would have generated.

(3)	Acquisition, start-up and disposition costs, including debt extinguishment, legal, taxes, banker fees and other costs.
(4)	Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs, as those are recurring in nature and align with those business models.
(5)	Removes the Operating EBITDA associated with third party non-controlling interests. Does not remove the non-controlling interests related to employee-based shares.

Non-GAAP Financial Measures — Book value per share

Management believes the use of this financial measure provides supplemental information useful to investors as book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

($ in millions, except per share information)	As of September 30, 2020
	2020	2019
Total stockholders’ equity	$361.7	$407.4
Less: Non-controlling interests	14.0	12.6
Total stockholders’ equity, net of non-controlling interests	$347.7	$394.8

Total common shares outstanding	33.6	34.6

Book value per share	$10.36	$11.43